Exhibit 99.1

ALFI Announces New Addition to Senior Leadership Team with Appointment of Chief Revenue Officer as Company Moves into Next Phase of Revenue Growth

Award-winning ad tech and digital sales veteran to take new position at Alfi to accelerate growth across customer, revenue and market segments

Miami Beach, FL / May 7, 2021 — Alfi, Inc. (Nasdaq: ALF) (“Alfi” or the “Company”), an AI enterprise SaaS platform company powering computer vision with machine learning models to allow content publishers and brand owners to deliver interactive, intelligent information without violating user privacy, today announced that Ron Spears has been appointed Chief Revenue Officer (“CRO”). Spears has led winning sales and operations teams for nearly 20 years, building and managing large and emerging, high-growth advertising technology sales organizations. As CRO, Spears is responsible for Alfi’s global sales strategy and execution.

“We have clear revenue strategy for 2021, and we are honored to welcome Ron to our senior executive leadership,” said Paul Pereira, CEO of Alfi. “Ron’s passion for creating and driving a high-performance sales culture together with his long history in the global Digital Out-of-Home (“DOOH”) and Out-of-Home (“OOH”) advertising market, and deep understanding of our company, products and customers, makes him the ideal executive to drive revenue growth for the Company.”

“This is a great time to join Alfi,” said Spears. “With an industry leading platform capable of providing rich data and analytical insights that can be used for real-time OOH ad optimization and agility along with interactive ads that bring in more dynamic experiences than static messaging, I see significant opportunity to grow Alfi’s market share globally.”

Prior to joining Alfi, Spears was most recently Senior Vice President, Head of US Sales, for Firefly, a Google Ventures backed ad tech start-up specializing in targeted digital advertising through a mobile network of 4,000 GPS-enabled and Internet connected Hi-Res Smart Screens atop ride-share vehicles in the top 8 US markets. Spears was promoted to lead the national sales organization after having successfully become the leading regional revenue producer in 2019. He also held roles at Modern Luxury Media, the largest publisher of luxury lifestyle magazines and websites in the US; Vector Media, OOH and Digital Out-of-Home leader and the largest Transit advertising network in the US; and Tribune Publishing, a leader in print, online, mobile, and social news gathering.

He has a Bachelor of Journalism, Advertising from the University of Missouri, Columbia.

About Alfi Inc.

Alfi, Inc. provides solutions that bring transparency and accountability to the digital out of home advertising marketplace. Since 2018, Alfi, Inc. has been developing its artificial intelligence advertising platform to deliver targeted advertising in an ethical and privacy-conscious manner.

For more information, please visit: https://www.getalfi.com.

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as "may", "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Alfi Inc. Company Contact

Dennis McIntosh

Chief Financial Officer

d.mcintosh@getalfi.com

Alfi Inc. Investor Relations

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com